Exhibit 99.1

Velocity Express Announces Second Quarter and

Six Months Results

WESTPORT, Conn. February 13, 2008—Velocity Express Corporation (NASDAQ: VEXP - News), the nation’s largest provider of time definite regional delivery solutions, announced operating results for the second quarter and six month period ended December 29, 2007.

Revenue for the quarter ended December 29, 2007 was $86.1 million compared to $102.3 million in the December quarter of 2006. The Company reported gross profit excluding depreciation for the quarter of $20.6 million, or 23.9% of sales, compared to gross profit of $22.0 million, or 21.5% of sales, for the same quarter last year. Operating expenses included in Adjusted EBITDA were $22.1 million, compared to $25.5 million in the same quarter last year. Adjusted EBITDA improved $2 million to a loss of $1.5 million, compared to a $3.5 million loss in the prior year quarter. Operating loss for the quarter was $3.9 million compared to an operating loss of $8.7 million in 2006.

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “During the quarter, we continued to reduce the amount of unfavorable, low margin, legacy-CD&L contracts while also seeing the anticipated decline in business from financial institutions as they adopted electronic check clearing technologies. Additionally, revenues were moderated by an uncertain and slowing economic environment.

“While we are not satisfied with our results for the quarter, it is important to note that we saw a significant reduction in our loss from the same quarter last year and have taken steps to accelerate our planned improvements in gross margin and SG&A cost reduction in order to achieve sustainable positive cash flow and profitability. In the first month of the current quarter we have improved gross margin by more than 300 basis points from the December quarter through better driver pay management and lower claims costs. We expect to approach a 27% gross profit in the March quarter and exceed 30% in the June quarter. In February, we also re-aligned the rest of our organization to the current sales level which enabled us to reduce our administrative and operating payroll by 12%.

“We continue to see strong demand from retail and healthcare companies seeking to lower their costs and, as a result, our sales pipeline exceeds $118 million for these market sectors. We also continue to build our franchise strategy, with 12 new signings during the quarter, bringing total franchise markets to 20.”

Mr. Wasik concluded, “Based on our progress solidifying our core platform for growth, we have increased our focus on our Global Alliance initiative to capture the significant long-term opportunity we see in the worldwide marketplace. The international express delivery market is a $20 billion industry, with 2.1 million shipments daily and projected annual growth rates of 10%. Strategically, it makes sense for us to partner with logistics suppliers in other countries and other segments of the logistics industry. Our partners will gain access to Velocity’s nationwide, ‘last-mile’ delivery network in the U.S. and our technology tools and systems. Velocity will gain increased in-bound delivery volumes and be able to offer its U.S. retail customers a fully integrated solution providing 100% end-to-end, package-level visibility from factory door to store floor. In January, we took a significant step by enlisting ALC Advisors in Shanghai to assist us in the Asian component of this strategy. We are also in discussions with potential partners in other regions of the globe and other industry segments.”

Financial Overview

The presentation of Velocity’s financial results in the following table and in Exhibit A presents financial results for the quarters ended December 29, 2007 and December 30, 2006 separating nonrecurring expenses associated with the acquisition, integration and restructuring of CD&L that began in July 2006. The Company measures its performance using Adjusted EBITDA; i.e., Operating Income before Depreciation, Amortization, Non-Cash Stock-based Compensation and these non-recurring, acquisition-related expenses.

Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC. Please see Exhibit B for a description of the reasons the Company uses this measure and a reconciliation of Adjusted EBITDA to its nearest GAAP equivalent, Net Income.

Financial Summary for the quarter:

($ thousands)

	December Qtr 2007	December Qtr 2006
Revenue	$86,101	$102,272
Gross Profit excluding Depreciation (deducted below) *	20,608	21,994
Gross Margin	23.9%	21.5%
Operating Expenses Included in Adjusted EBITDA *	22,125	25,505
Adjusted EBITDA *	(1,517)	(3,511)
Depreciation, Amortization, Non-Cash Compensation, Integration & Transaction Expenses, Change in pre-acquisition contingent liability estimate *	2,381	5,208
Operating Loss	(3,898)	(8,719)

*	see Exhibit B

Revenue

Revenue for the December quarter of 2007 was $86.1 million compared to $102.3 million in the December quarter of 2006. New business starts generated $6.0 million in revenue growth which was more than offset by $4.5 million of merger-related customer losses, $3.7 million of revenue associated with now-terminated, unfavorable, legacy-CD&L contracts, two customer losses (a large financial institution, $2.9 million, and Office Depot, $1.7 million), a $2.9 million decline in other financial services revenue, and $6.5 million of non-merger customer attrition, including the effect of the economic slowdown.

Gross profit

The Company reported gross profit excluding depreciation for the quarter of $20.6 million, or 23.9% of sales, compared to gross profit of $22.0 million, or 21.5% of sales, for the same quarter last year. The gross margin percent reflects a 4.2% improvement in driver settlement margin as a result of the improved driver pay management and route engineering made possible by the integrated customer and route management databases, which was partly offset by the non-recurring costs incurred to exit the unfavorable contracts, new spending on our system-wide scanner upgrade and targeted additions to the warehouse staff to handle the growing retail replenishment business with its increased sorting requirements. The scanner expense is part of a much larger investment we are making in partnership with our independent contractor drivers.

Operating expenses

Operating expenses (occupancy and SG&A) for the quarter were $22.1 million, compared to operating expenses of $25.5 million in the same quarter last year. The reduction in operating expense reflects the realization of post-acquisition payroll integration savings, lower legal expenses following the resolution of several matters and insurance savings based on improved risk management.

Net interest expense of $4.9 million in the quarter increased from $4.5 million in the prior year quarter reflecting a 1% rate increase on our Senior Notes due 2010 beginning on July 25, 2007 and greater borrowing under our revolving credit facility.

Adjusted EBITDA and Net Loss

Adjusted EBITDA for the December quarter was a loss of $1.5 million, compared to an Adjusted EBITDA loss of $3.5 million in the prior year quarter. Adjusted EBITDA improved from last year as improvements in gross margin and operating expense reductions more than offset the decrease in revenue.

Net loss for the quarter ended December 29, 2007 was $8.9 million compared to a loss of $13.4 million in the December quarter last year. Net loss attributable to common shareholders for the quarter was $10.7 million, or $3.82 per fully diluted share. The difference between net loss and net loss attributable to common shareholders is the result of the non-cash beneficial conversion and pay-in-kind features of our preferred stock, dominantly driven by the issuance of the Series Q preferred stock as part of the financing for the CD&L acquisition.

Conference Call

Velocity will host a conference call on Wednesday, February 13 at 9:00 a.m. ET to discuss the company’s second quarter results. To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626. A webcast will be available at www.velocityexpress.com as well as at www.InvestorCalendar.com. A replay of the webcast can be heard by visiting the investor relations section of the Velocity Express website. A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 866-245-6755 and international callers may dial 416-915-1035. Callers should use passcode 974353.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to control driver pay, reduce claims costs and improve gross margins, our ability to generate revenues and profits from potential customers in our pipeline, our ability to be successful with our new franchise strategy, our ability to successfully execute our global alliance initiative, and our ability to comply with the new financial covenants in our revolving credit facility. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate. Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may be unable to improve gross margins and achieve or sustain positive cash flow or profitability; we may be unable to increase revenues from retail and healthcare customers; we may not be able to sign new franchisees; we may not generate in-bound delivery volumes from overseas partners; we may be unable to fund our future capital needs and we may need funds sooner than anticipated; our large customers could reduce or discontinue using our services; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we could fail to comply with the covenants in our credit agreement, including those related to EBITDA and available cash; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the funds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 as updated in Quarterly Report on Form 10-Q for the quarter ended December 29, 2007, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)

	December 29, 2007	June 30, 2007
ASSETS
Current assets:
Cash	$11,265	$14,418
Accounts receivable, net of allowance of $2,773 and $3,277 at December 29, 2007 and June 30, 2007, respectively	27,061	32,597
Accounts receivable – other	1,007	1,250
Prepaid workers’ compensation and auto liability insurance	1,001	3,404
Other prepaid expenses and other current assets	562	1,031

Total current assets	40,896	52,700

Property and equipment, net	8,013	8,457
Assets held for sale	—	101
		—
Goodwill	81,791	81,791
Intangible assets, net	22,875	24,327
Deferred financing costs, net	5,141	6,246
Other assets	2,820	2,888

Total assets	$161,536	$176,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$24,004	$28,413
Accrued wages and benefits	3,089	3,643
Accrued legal and claims	4,866	5,854
Accrued insurance and claims	3,597	3,697
Accrued interest	6,191	5,867
Related party liabilities	—	574
Other accrued liabilities	2,445	3,383
Revolving line of credit	9,122	7,467
Current portion of long-term debt	807	558

Total current liabilities	54,121	59,456
Long-term debt, less current portion	59,426	55,510
Accrued insurance and claims	1,587	1,882
Other long-term liabilities	3,499	4,018

Commitments and contingencies

EXHIBIT A:

	December 29, 2007	June 30, 2007
Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 11,842 and 12,239 shares issued and outstanding at December 29, 2007 and June 30, 2007, respectively	67,726	68,902
Common stock, $0.004 par value, 700,000 shares authorized 2,834 and 32,820 shares issued and outstanding at December 29, 2007 and June 30, 2007, respectively	11	131
Stock subscription receivable	(202)	—
Additional paid-in-capital	386,989	376,041
Accumulated deficit	(411,386)	(389,497)
Accumulated other comprehensive income	(235)	67

Total shareholders’ equity	42,903	55,644

Total liabilities and shareholders’ equity	$161,536	$176,510

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Revenue	$86,101	$102,272	$179,408	$213,366

Cost of services	65,493	80,278	135,660	163,793
Depreciation	300	45	601	76

Gross profit	20,308	21,949	43,147	49,497
Operating expenses:
Occupancy	4,431	4,351	9,061	9,008
Selling, general and administrative	18,053	21,514	36,562	43,847

	22,484	25,865	45,623	52,855
Transaction and integration costs	—	2,233	501	3,986
Restructuring charges and asset impairments	230	732	504	1,905
Depreciation and amortization	1,492	1,838	2,968	3,903

Total operating expenses	24,206	30,668	49,596	62,649

Loss from operations	(3,898)	(8,719)	(6,449)	(13,152)

Other income (expense):
Interest expense, net	(4,941)	(4,452)	(9,813)	(10,626)
Other	—	(194)	1	(14)

Loss before income taxes and minority interest	(8,839)	(13,365)	(16,261)	(23,792)
Income taxes	71	6	171	15
Minority interest	—	—	—	367

Net loss	$(8,910)	$(13,371)	$(16,432)	$(24,174)

Net loss applicable to common shareholders	$(10,737)	$(15,237)	$(21,881)	$(46,454)

Basic and diluted net loss per share	$(3.82)	$(9.16)	$(8.03)	$(29.62)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation (adjusted for 1 for 15 reverse stock split)	2,807	1,664	2,725	1,568

EXHIBIT B: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA (also referred to in our Indenture as Consolidated Cash Flow and in our Revolving Credit Agreement as EBITDA) is also a component of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

FOR THE THREE AND SIX MONTH PERIODS ENDED DECEMBER 29, 2007 AND DECEMBER 30, 2006

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net loss	$(8,910)	$(13,371)	$(16,432)	$(24,174)
Interest Income/Expense	4,941	4,452	9,813	10,626
Income Taxes	71	6	171	15
Depreciation	1,021	1,089	2,117	2,392
Amortization of Intangible Assets	771	794	1,452	1,587
Stock Based Compensation	65	360	151	594
Other non-operating (income)/expense	—	194	—	14
Transaction / Restructuring / Integration / Change in pre-acquisition contingent liability	524	2,965	1,299	5,891
Minority Interest in CD&L	—	—	—	367

Adjusted EBITDA	$(1,517)	$(3,511)	$(1,429)	$(2,688)